SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported)     April 15, 2003

WORLD FINANCIAL NETWORK NATIONAL BANK

(Exact Name of Registrant as Specified in its Charter)

United States
(State or Other Jurisdiction of Incorporation)

333-85463 333-998	34-1610866
(Commission File Number)	(I.R.S. Employer Identification No.)

800 Techcenter Drive, Gahanna, Ohio 43230

(614) 729-4000
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Item 5.Other Events.

On March 31, 2003, the documents relating to the Securities (the “Securitization Documents”) were amended.  We recently became aware of a descrepancy between World Fianancial Network National Bank’s (“WFN”) historical and ongoing treatment of receivables that are created fraudulently, on one hand, and the Securitization Documents, on the other hand.  WFN has consistently treated fraudulent receivables as credit charge-offs, and the loss numbers that we have reported reflect that treatment.  However, certain portions of the Securitization Documents indicated that fraudulent receivables should instead be applied to reduce the Transferor Interest.  The amendment, which is attached to this filing as Exhibit 4, conforms the Securitization Documents to WFN’s actual practices, except that the old provisions remain in effect if fraudulent receivables rise above 60 basis points per annum.  Each of the rating agencies that rate the Securities confirmed that this amendment would not result in a withdrawal or downgrade of their ratings of any of the Securities.

Item 7.Financial Statements and Exhibits.

(c)    Exhibits.

Exhibit No.	Document Description
4	Omnibus Amendment
20	Monthly Servicing Report

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WORLD FINANCIAL NETWORK NATIONAL BANK
(Registrant)

By: Daniel T. Groomes

Title: President

Dated: April 15, 2003